EXHIBIT 99.1

Janel World Trade, Ltd. Reports Fiscal 2008 Full-Year Operating Results: Strong Transportation Logistics, Including Record Revenue Up 10%

●	Tuesday January 20, 2009, 9:00 am EST

JAMAICA, NY--(MARKET WIRE)--Jan 20, 2009 -- Janel World Trade, Ltd. (OTC BB:JLWT.OB - News), a full-service global provider of integrated transportation logistics services, today announced financial results for its fiscal year ended September 30, 2008.

For the 12 months ended September 30, 2008, the Company reported record revenue of $82,745,383, up 10% or $7,797,941, as compared to fiscal 2007 revenue of $74,947,442.

Net revenue (revenue minus forwarding expenses) also reached a record of $9,786,142, up a substantial 20% from the prior year's level of $8,172,364. [Forwarding expense primarily comprises fees paid by Janel directly to cargo carriers to handle and transport its actual freight shipments on behalf of its customers between initial and final terminal points.]

The strong revenue gain was the result of increased shipping activity throughout the year and across essentially all of the principal industry sectors served by the Company, with particularly strong margins on customer shipments related to food and promotional materials. The revenue gain also reflects approximately 2 1/2 months of additional business stemming from the Company's acquisition of the Ferrara International Logistics (Ferrara) business in mid-July 2008.

"We are very pleased with the growth of our revenue, especially during these economic times," stated James N. Jannello, Chief Executive Officer of the Company. "We attribute this gain to the expanded services offered through our recent acquisitions of Order Logistics Inc. (OLI) and Ferrara, as well as to our efforts to expand our customer base and improve our margins. Our logistics net revenue increased by 14% to another record, benefitting from the greater volume of freight we have handled as well as an increase in the average logistics margin earned on those shipments to 11.31% in fiscal 2008, up 41 basis points from the 10.90% margin achieved in fiscal 2007. As a result, our logistics operating income jumped 31% year over year.

"We are benefiting from the addition of OLI's web-based supply chain technology solution Solve (IT)2, which allows us to provide our customers with comprehensive end-to-end visibility and collaboration in planning, executing, managing and tracking shipments, financial settlement, procurement and quality control activities on a worldwide basis. At the same time, Ferrara is enhancing our entry and logistical capabilities in food transportation in new markets such as Italy, Vietnam, Brazil and India, among others. We expect to see these advantages continue to enhance our company's growth."

"However," Mr. Jannello continued, "it is important to recognize the substance of the lawsuit we filed in February 2008 against World Logistics Services, Inc,, from which the OLI business was acquired in October 2007, alleging their misrepresentation of material facts, which have subsequently impaired OLI's revenue stream and earnings potential compared to the original projections on which the acquisition was predicated.

"We have reported increased SG&A expenses, non-cash charges of $702,846 and a non-cash impairment loss of $(1,812,750), all primarily associated with our ownership of OLI. In contrast, on a non-GAAP basis, adjusting EBITDA and excluding the OLI-related impairment and operating losses, Janel would have registered FY 2008 income of $954,369 from its transportation logistics operations. This compares to a non-GAAP EBITDA calculation for fiscal year 2007 of $706,594, a year-over-year increase of $247,775 or 35%."

Mr. Jannello added, "We are confident in the strength of our legal position and anticipate a positive outcome in that regard. Going forward, regardless of the resolution of the case, our ongoing amortization expense in fiscal 2009 will be significantly reduced from the fiscal 2008 level as a result of the impairment charge we have already taken. In addition, we have implemented a stringent monthly operating expense budget on OLI as we monitor the situation and take action to strengthen their ongoing performance. We are optimistic that OLI will fulfill the original premise of our acquisition, presenting exciting new opportunities for our Company and becoming a viable contributor and valuable asset to Janel's profitability as we go forward."

Mr. Jannello concluded, "Despite the economic challenges facing all businesses in the year ahead, we are confident about our Company's prospects. We fully expect that our GAAP earnings will rebound in FY 2009 and that we will report a return to our long-term trend of positive growth.

"We have also started a Project Management Division located in Champaign, Illinois. This Division will bring together all the tools in the Janel tool box, as well as coordinate with other world class providers of services. Currently, the Division is formulating complex solutions in supply chain, telecommunications, construction and environmental opportunities in China, Saudi Arabia, Bonaire and the Philippines. We recently spearheaded the certification in China of a powerful new chemical to address serious algae infestation in major lakes in China. Our projections in both revenue and gross margins for the Division will yield significant top line and bottom line results over the next several years and beyond."

About Order Logistics, Inc.

Order Logistics, Inc., a wholly-owned subsidiary of Janel World Trade, Ltd. that is based in Champaign, Illinois, provides solutions that allow companies to more effectively discover, manage, and execute global supply chain strategies. The Order Logistics team, technology, strategies, solutions and dedicated transportation resources allow organizations to access world-class visibility, information and controls without disrupting existing plans, processes, partnerships and information systems. By leveraging technology, business solutions, operational expertise and a centralized capacity network of transportation providers to take advantage of logistical opportunities, Order Logistics provides end-to-end solutions to its customers. This allows each customer to better control its unique distribution network and utilize existing information systems to their full capacity. For additional information, visit www.orderlogistics.com.

About Janel World Trade, Ltd.

Janel World Trade, Ltd. is a global provider of integrated logistics services, including domestic and international freight forwarding via multi-modal carriers, customs brokerage, warehousing and distribution, and other transportation-related services. With offices throughout the U.S. (New York, Chicago, Los Angeles, and Atlanta) and the Far East (Hong Kong, Shanghai, and Shenzhen), the Company provides the comprehensive services necessary to handle its customers' shipping needs throughout the world. Cargo can be transported via air, sea or land, and Janel's national network of locations can manage the shipment and/or receipt of cargo into or out of any location in the United States. Janel is registered as an Ocean Transportation Intermediary and licensed as a NVOCC (non-vessel operating common carrier) by the Federal Maritime Commission.

Janel World Trade, Ltd.'s headquarters is located in Jamaica, New York, adjacent to the JFK International Airport, and its common stock is listed on the OTC Bulletin Board under the symbol "JLWT." Additional information on the Company is available on its website at www.janelgroup.net.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "intend," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's dependence upon conditions in the air, ocean and land-based freight forwarding industry, the size and resources of many competitors, the need for the Company to effectively integrate acquired businesses and to successfully deliver its primary services, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission, including its most recent Form 8-K, Form 10-Q and Form 10-K filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

JANEL WORLD TRADE LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	SEPTEMBER 30,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,428,098	$2,469,727
Accounts receivable, net of allowance for
doubtful accounts of $129,953 in 2008 and
$ 42,600 in 2007	6,102,205	5,343,958
Marketable securities	52,044	70,880
Loans receivable - officers	142,574	142,440
- related party	-	111,700
- other	25,632	21,994
Prepaid expenses and sundry current assets	228,664	156,802
Tax refund receivable	83,000	-

TOTAL CURRENT ASSETS	9,062,217	8,317,501

Property and equipment, net	303,855	217,528

OTHER ASSETS:
Intangible assets, net	3,300,119	-
Security deposits	50,801	49,035
Deferred income taxes	754,000	-

TOTAL OTHER ASSETS	4,104,920	49,035
	$13,470,992	$8,584,064
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Convertible promissory notes	$400,000	$-
Note payable - bank	750,000
- other	125,000
Accounts payable - trade	3,902,719	3,822,677
- related party	143,422
Accrued expenses and taxes payable	303,659	205,555
Current portion of long-term debt	786,308	3,795

TOTAL CURRENT LIABILITIES	6,411,108	4,032,027

OTHER LIABILITIES:
Long-term debt	2,110,237	2,550
Deferred compensation	78,568	78,568

TOTAL OTHER LIABILITIES	2,188,805	81,118

STOCKHOLDERS' EQUITY	4,871,079	4,470,919

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$13,470,992	$8,584,064

JANEL WORLD TRADE LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEAR ENDED SEPTEMBER 30,
	2008	2007	2006

REVENUES	$82,745,383	$74,947,442	$77,220,070

COSTS AND EXPENSES:
Forwarding expenses	72,959,241	66,775,078	69,167,248
Selling, general and
administrative	9,536,731	7,624,360	7,299,039
Amortization of intangible
assets	702,846	-	-
Stock based compensation	-	-	452,360

TOTAL COSTS AND EXPENSES	83,198,818	74,399,438	76,918,647

OPERATING INCOME (LOSS)	(453,435)	548,004	301,423

OTHER ITEMS:
Impairment loss	(1,812,750)	-	-
Interest and dividend income	43,147	59,175	28,212
Interest expense	(149,389)	(500)	(1,140)

TOTAL OTHER ITEMS	(1,918,992)	58,675	27,072

INCOME (LOSS) BEFORE
INCOME TAXES	(2,372,427)	606,679	328,495

Income taxes (credit)	(727,000)	283,700	271,500

NET INCOME (LOSS)	(1,645,427)	322,979	56,995
Preferred stock dividends	15,000	10,833	-

NET INCOME (LOSS) AVAILABLE TO
COMMON STOCKHOLDERS	$(1,660,427)	$312,146	$56,995

OTHER COMPREHENSIVE INCOME

NET OF TAX:
Unrealized gain from available
for sale securities	$(25,270)	$8,897	$1,147

Basic earnings (loss) per share	$(.10)	$.02	$.00

Diluted earnings (loss) per share	$(.10)	$.02	$.00

Basic weighted average number of
shares outstanding	17,011,278	16,978,142	16,955,329

Diluted weighted average number
of shares outstanding	17,431,552	17,378,142	17,179,986

JANEL WORLD TRADE, LTD. AND SUBSIDIARIES
RECONCILIATION OF EBITDA WITH GAAP

	YEAR ENDED SEPTEMBER 30,
	2008	2007

NET INCOME (LOSS) PER FINANCIAL STATEMENT	(1,645,427)	322,979

INTEREST EXPENSE	149,389	500

INCOME TAX EXPENSE (CREDIT)	(727,000)	283,700

DEPRECIATION EXPENSE	135,828	99,415

AMORTIZATION EXPENSE	702,846	-

EBITA (Earnings before interest, taxes,
depreciation and amortization)	(1,384,364)	706,594

IMPAIRMENT LOSS	1,812,750

OLI OPERATING LOSS	525,983

Earnings before interest, taxes, depreciation,
amortization and impairment and operating
losses	954,369	706,594

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